As filed with the U.S. Securities and Exchange Commission on September 23, 2026

Registration No. 333-290269

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Post-Effective Amendment No. 1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Polomar Health Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-56555	86-1006313
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

575 Lexington Avenue, Suite 17-143

New York, NY 10022

(727) 425-7575

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Terrence M. Tierney

President

Polomar Health Services, Inc.

575 Lexington Avenue, Suite 17-143

New York, NY 10022

(727) 425-7575

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Stephen E. Fox, Esq.

Nixon Peabody LLP

275 Broadhollow Road, Suite 300

Melville, NY 11747

(516) 832-7500

(516) 832-7555 (Facsimile)

Approximate date of commencement of proposed sale to the public: Not Applicable. This Post-Effective Amendment No. 1 removes securities from registration. No additional securities are being registered, and no offering of securities will be made pursuant hereto.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DE-REGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-1 (File No. 333-290269) of Polomar Health Services, Inc., a Nevada corporation, originally filed with the Securities and Exchange Commission on September 15, 2025, as amended, and declared effective by the Securities and Exchange Commission on December 12, 2025 (the “Registration Statement”).

The Registration Statement registered for resale an aggregate of 7,710,219 shares of common stock, par value $0.001 per share (“Common Stock”), of the Company by the selling stockholders named therein.

No securities were sold pursuant to the Registration Statement. The Company has determined not to maintain the effectiveness of the Registration Statement. Accordingly, the Company hereby deregisters all securities registered under the Registration Statement.

Upon the effectiveness of this Post-Effective Amendment No. 1, no securities will remain registered for offer or sale under the Registration Statement, and the prospectus constituting a part of the Registration Statement shall no longer be used in connection with the offer or sale of any securities.

This Post-Effective Amendment No. 1 is being filed for the sole purpose of deregistering all such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused and authorized this registration statement to be signed on its behalf by the undersigned.

Polomar Health Services, Inc.
September 23, 2026
	By:	/s/ Terrence M. Tierney
Terrence M. Tierney
President, Interim Chief Executive Officer (Principal Executive Officer)